                                                                     EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                              QUALIX GROUP, INC.,

                           QUALIX SUBSIDIARY, INC.,

                                      AND

                          OCTOPUS TECHNOLOGIES, INC.

                                 JULY 14, 1996

                               TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
Article I - Plan or Reorganization..............................................................................   1
        1.1   Board of Directors' and Stockholders' Approval....................................................   1
        1.2   The Merger........................................................................................   1
        1.3   The Closing.......................................................................................   3
        1.4   Effective Time....................................................................................   3
        1.5   Exemption from Registration: California Permit....................................................   3
        1.6   Restricted Securities.............................................................................   4
        1.7   Surrender and Exchange of Outstanding Certificates, Warrants and
              Options for Capital Stock; Status of Outstanding Certificates.....................................   4
        1.8   Appraisal Rights..................................................................................   5
        1.9   Fractional Shares.................................................................................   5
        1.10  Reorganization....................................................................................   5
        1.11  Pooling of Interest...............................................................................   5
        1.12  Stockholder Agreement.............................................................................   5

Article II -  Representations and Warranties of Octopus.........................................................   6
        2.1   Organization and Standing.........................................................................   6
        2.2   Capitalization....................................................................................   6
        2.3   Subsidiaries......................................................................................   7
        2.4   Authority, Approval, and Enforceability...........................................................   7
        2.5   Financial Statements..............................................................................   8
        2.6   Accounts and Notes Receivable.....................................................................   9
        2.7   Accounts and Notes Payable........................................................................   9
        2.8   Inventories.......................................................................................   9
        2.9   Material Changes..................................................................................   9
        2.10  Returns...........................................................................................  10
        2.11  Properties and Inventories........................................................................  10
        2.12  Insurance.........................................................................................  11
        2.13  Purchase; Sale and Other Agreements...............................................................  11
        2.14  Intellectual Property Rights......................................................................  12
        2.15  Employees and Employee Benefit Plans..............................................................  13
        2.16  Environmental and Safety Laws.....................................................................  14
        2.17  Compliance with Laws..............................................................................  14
        2.18  Proprietary Information and Inventions and Confidentiality Agreements.............................  14
        2.19  Absence of Litigation.............................................................................  15
        2.20  No Brokers........................................................................................  15
        2.21  Accuracy of Documents and Information.............................................................  15
        2.22  Taxes.............................................................................................  15
        2.23  Compliance with Instruments.......................................................................  17

Article III - Representations and Warranties of Qualix..........................................................  18
        3.1   Organization and Standing.........................................................................  18
        3.2   Capitalization....................................................................................  18
        3.3   Subsidiaries......................................................................................  20
        3.4   Authority, Approval, and Enforceability...........................................................  20
        3.5   Financial Statements..............................................................................  21
        3.6   Accounts and Notes Receivable.....................................................................  22
        3.7   Accounts and Notes Payable........................................................................  22
        3.8   Inventories.......................................................................................  22
        3.9   Material Changes..................................................................................  22
        3.10  Returns...........................................................................................  23
        3.11  Properties and Inventories........................................................................  23
        3.12  Insurance.........................................................................................  24
        3.13  Purchase, Sale and Other Agreements...............................................................  24
        3.14  Intellectual Property Rights......................................................................  25
        3.15  Employees and Employee Benefit Plans..............................................................  26
        3.16  Environment and Safety Laws.......................................................................  27
        3.17  Compliance with Laws..............................................................................  27
        3.18  Proprietary Information and Inventions and Confidentiality Agreements.............................  27
        3.19  Absence of Litigation.............................................................................  27
        3.20  No Brokers........................................................................................  28
        3.21  Accuracy of Documents and Information.............................................................  28
        3.22  Taxes.............................................................................................  28
        3.23  Compliance with Instruments.......................................................................  30

Article IV -  Covenants of Octopus and Qualix...................................................................  30
        4.1   Maintenance of Business...........................................................................  30
        4.2   Absence of Certain Chances........................................................................  31
        4.3   Actions Contrary to Stated Intent.................................................................  32
        4.4   Access to Information; Confidentiality............................................................  32
        4.5   No Solicitation...................................................................................  32
        4.6   Octopus Stockholder Approval......................................................................  33
        4.7   Qualix Stockholder Approval.......................................................................  33
        4.8   Consents..........................................................................................  33
        4.9   Efforts to Consummate.............................................................................  33
        4.10  Public Announcements..............................................................................  33
        4.11  Employment Agreements.............................................................................  34
        4.12  Qualix Certificate................................................................................  34
        4.13  Fairness Hearing..................................................................................  34
        4.14  Octopus Proprietary Information and Invention Agreements..........................................  34
        4.15  Disclosure Schedules..............................................................................  35

Article V  -  Conditions to Obligations of Qualix, Subsidiary and Octopus.......................................  35
        5.1   Consents and Approvals............................................................................  35
        5.2   No Actions........................................................................................  35


        5.3  Proceedings and Documents..........................................................................  35
        5.4  Pooling Treatment..................................................................................  35
        5.5  Fairness Hearing...................................................................................  35
        5.6  Dissenters.........................................................................................  36
        5.7  Affiliate and Continuity of Interest Letters.......................................................  36
        5.8  Qualix Certificate of Incorporation................................................................  36
        5.9  Directors..........................................................................................  36
        5.10 FIRPTA Certificates................................................................................  36

Article VI - Additional Conditions to Obligations of Qualix.....................................................  36
        6.1  Representations, Warranties, and Agreements........................................................  36
        6.2  Certificate........................................................................................  36
        6.3  Opinion of Counsel.................................................................................  37
        6.4  Proceedings and Documents..........................................................................  37
        6.5  Non-Competition Agreements.........................................................................  37
        6.6  Escrow Agreement...................................................................................  37
        6.7  Opinion of Patent Counsel..........................................................................  37
        6.8  Capitalization.....................................................................................  37
        6.9  Option Amendment Agreements........................................................................  37
        6.10 Delivery of Financial Statements...................................................................  37
        6.11 Proprietary Information and Invention Agreements...................................................  37

Article VII - Additional Conditions to Obligation of Octopus....................................................  38
        7.1  Representations, Warranties, and Agreements........................................................  38
        7.2  Certificate........................................................................................  38
        7.3  Opinion of Counsel.................................................................................  38
        7.4  Proceedings and Documents..........................................................................  38
        7.5  Employment Agreements..............................................................................  38

Article VIII - Survival.........................................................................................  38
        8.1  Survival of Representations and Warranties.........................................................  38
        8.2  Octopus Stockholder Indemnification................................................................  39
        8.3  Qualix Indemnification.............................................................................  39

Article IX - Termination........................................................................................  40
        9.1  Termination by Mutual Consent......................................................................  40
        9.2  Termination by Octopus or Qualix...................................................................  40
        9.3  Effect of Termination..............................................................................  40

Article X - Miscellaneous.......................................................................................  41
        10.1  Notices...........................................................................................  41
        10.2  Entire Agreement; Modifications; Waiver...........................................................  42
        10.3  Captions..........................................................................................  42
        10.4  Counterparts......................................................................................  42
        10.5  Successors and Assigns............................................................................  42

        10.6   Governing Law....................................................................................  42
        10.7   Further Assurances...............................................................................  42
        10.8   Each Party to Bear Own Costs.....................................................................  42
        10.9   Attorney's Fees..................................................................................  42
        10.10  Nonsolicitation..................................................................................  43
        10.11  Transfer of Octopus Books and Assets.............................................................  43


EXHIBITS
--------
Exhibit 1.1         Form of Articles of Merger

Exhibit 1.2(a)(ii)  Form of Option Assumption Agreement

Exhibit 1.6(b)A     Form of Affiliate Letter

Exhibit 1.6(b)B     List of Affiliates

Exhibit 1.7(a)      Form of Escrow Agreement

Exhibit 1.12A       List of Certain Octopus Stockholders

Exhibit 1.12B       Form of Stockholder's Agreement

Exhibit 2.2(a)      Capitalization of Octopus

Exhibit 3.2(a)      Capitalization of Qualix

Exhibit 4.11A       Form of Employment and Non-Competition Agreement

Exhibit 4.11B       Compensation Terms

Exhibit 4.12        Form of Restated Articles of Incorporation of Qualix

Exhibit 6.3         Opinion of Counsel of Octopus

Exhibit 7.3         Opinion of Counsel of Qualix


SCHEDULES
---------

Octopus Schedule

Qualix Schedule

                     AGREEMENT AND PLAN OF REORGANIZATION

          This Agreement and Plan of Reorganization is entered into as of July 14, 1996 among Qualix Group, Inc., a Delaware corporation ("Qualix"), Qualix Subsidiary, Inc., a Pennsylvania corporation ("Subsidiary"), and Octopus Technologies, Inc., a Pennsylvania corporation ("Octopus").

                                   RECITALS
                                   --------

  A. The parties hereto intend that, subject to the terms and conditions hereinafter set forth, Subsidiary will be merged with and into Octopus (the "Merger"), whereby Octopus will become a wholly owned subsidiary of Qualix.

  B. The parties hereto intend (i) that the Merger shall constitute a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) that the Merger be accounted for on a pooling of interests basis by Qualix and (iii) that the Qualix capital stock issued in connection with Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 3(a)(10) thereof.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:


                                   ARTICLE I

                            PLAN OF REORGANIZATION


     1.1  Board of Directors' and Stockholders' Approval. The respective Boards
          -----------------------------------------------
of Directors of Qualix, Subsidiary and Octopus have duly adopted and approved this Agreement and the Articles of Merger substantially in form attached hereto is Exhibit 1.1 (the "Articles of Merger") shall be submitted to the stockholders
   -----------
of Qualix, Subsidiary and Octopus for approval in accordance with the applicable provisions of the Corporations Code of California (the "California Law"), and of Pennsylvania Business Corporation Law of the Commonwealth of Pennsylvania (the "Pennsylvania Law").

     1.2  The Merger. Subject to the terms and conditions of this Agreement, at
          -----------
the Effective Time (as hereinafter defined) Subsidiary shall be merged with and into Octopus pursuant to the Articles of Merger, with Octopus as the surviving corporation, (sometimes herein, the "Surviving Corporation"), which shall continue its corporate existence under the laws of the State of Pennsylvania and the separate existence of Subsidiary shall thereupon cease. The Articles of Incorporation and Bylaws of Octopus in effect immediately preceding the Merger, and the directors and officers of Octopus immediately preceding the merger, shall be the Articles of Incorporation, Bylaws, directors and officers of the Surviving Corporation.

          (a)(i) At the Effective Time, (i) each share of Common Stock, without par value, of Octopus ("Octopus Common Stock") issued and outstanding immediately prior to the Merger shall be, pursuant to Section 1.7(a) hereof, converted automatically into and exchanged for .034639835 (subject to adjustment as provided below, the "Common Exchange Ratio") fully paid and nonassessable shares of Common Stock, par value $0.000333-1/3) per share, of Qualix ("Qualix Common Stock"), and (2) each share of Preferred Stock, without par value, of Octopus ("Octopus Preferred Stock"), issued and outstanding immediately prior to the Merger shall be, pursuant to Section 1.7(a) hereof, converted automatically into and exchanged for .1871163 fully paid and nonassessable (subject to adjustment as provided below, the "Preferred Exchange Ratio") shares of Preferred Stock, par value $0.001 per share, of Qualix ("Qualix Preferred Stock"); provided that in all such cases, any shares of Octopus Common Stock or Octopus Preferred Stock (collectively, "Octopus Capital Stock") for which the holder thereof has perfected appraisal rights under Pennsylvania Law and/or California Law, as applicable ("Dissenting Shares"), shall not be converted into Qualix Common Stock or Qualix Preferred Stock, as the case may be (collectively, "Qualix Capital Stock"), but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the laws of the State of Pennsylvania and/or the State of California, as applicable.

          (a)(ii) At the Effective Time, Qualix shall assume and perform Octopus's obligations under all options to purchase Octopus Common Stock ("Octopus Options") which remain outstanding as of the Effective Date, so that after the Effective Date each such Octopus Option shall represent an option to purchase Qualix Common Stock on the same terms and conditions currently applicable to such option, including without limitation credit toward vesting for time of employment at Octopus, except that (1) the per share exercise price (rounded upward to the nearest full cent) shall be the quotient determined by dividing the then current per share option exercise price of the option by the Common Exchange Ratio; and (2) the number of shares of Octopus Common Stock subject to the option (with any fractional share of Qualix Common Stock being disregarded) shall be the product determined by multiplying the number of shares of Octopus Common Stock subject to the option by the Common Exchange Ratio. Octopus Options shall be assumed by Qualix pursuant to a stock option assumption agreement substantially in the form of Exhibit 1.2(a)(ii) attached hereto (the "Option Assumption Agreement"). It is the intention of the parties that each assumed Octopus Option qualify as an "incentive stock option" within the meaning of Section 422 of the Code ("ISOs") to the extent that such Octopus Option constituted an ISO immediately prior to the Effective date. No assumed Octopus Option will entitle the holder thereof to any additional benefits within the meaning of Section 424(a)(2) of the Code that were not available prior to such assumption.

          (a)(iii) At the Effective Time, each share of capital stock of Subsidiary ("Subsidiary Capital Stock") issued and outstanding immediately prior to the Merger shall be, pursuant to Section 1.7(a) hereof, converted automatically into and exchanged for one fully paid and nonassessable share of Common Stock of Surviving Corporation.

          (b) In the event that the capitalization of Octopus set forth in
Section 2.2 below or the capitalization of Qualix set forth in Section 3.2 below changes in any respect on or before the Effective Time, the Common Exchange Ratio and the Preferred Exchange Ratio shall be appropriately adjusted so that as of the Effective Time the total number of shares of Qualix Capital Stock issued to holders of Octopus Capital Stock pursuant to Section 1.2(a)(i) hereof and reserved for issuance upon exercise of Octopus Options assumed by Qualix at the Effective Time pursuant to Section 1.2(a)(ii) hereof represents 24% of the total shares of Qualix Capital Stock outstanding (on an as converted basis) and reserved for issuance upon exercise of outstanding options, warrants and other rights to acquire Qualix Capital Stock (assuming no Dissenting Shares); and

          (c) All shares of Qualix Common Stock issued pursuant to the Merger in exchange for shares of Octopus Common Stock that are subject to a repurchase right or vesting schedule of Octopus shall be subject to the same repurchase rights and/or vesting schedules and other terms as applicable to such shares of Octopus Common Stock, with Qualix succeeding to the rights of Octopus thereunder and with a proportional adjustment to any per share repurchase price applicable to such shares to reflect the exchange of securities at the exchange rate provided for in this Article 1.

     1.3  The Closing. Subject to termination of this Agreement as provided in
          ------------
Article IX below, the closing of the Merger shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 600 Hansen Way, Second Floor, Palo Alto, California at ____ p.m. on August _, 1996, or such other place, time and date as Qualix and Octopus may mutually select (the "Closing").

     1.4 Effective Time. Upon the complete satisfaction or satisfactory waiver
         ---------------
of all conditions set forth in Articles V, VI and VII of this Agreement, the Articles of Merger shall be executed and, simultaneously with the Closing, shall be filed in the office of the Secretary of State of the State of Pennsylvania. The Merger shall become effective immediately upon the filing of the Articles of Merger and related officers' certificates with the Secretary of State of Pennsylvania (the "Effective Time").


     1.5  Exemption from Registration; California Permit. The parties hereto
          -----------------------------------------------
expect that the Qualix Capital Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act by reason of Section 3(a)(10) thereof, and that the issuance of the Qualix Capital Stock and Qualix's assumption of the Octopus Options and Octopus Warrants hereunder will be qualified under California Law, pursuant to Section 25121 thereof, after a fairness hearing has been held pursuant to the authority granted by Section 25142 of such laws. Each of Qualix, Subsidiary and Octopus shall use their respective best efforts (a) to file an application for such hearing and qualification within five (5) business days from the date of this Agreement and (b) to obtain such qualification.

     1.6 Restricted Securities. The Qualix Capital Stock issued pursuant to the
         ---------------------
Merger will be subject to the following restrictions:

         (a) restrictions imposed by applicable state securities laws;

         (b) restrictions and obligations imposed in connection with representations, warranties, and covenants contained in letters, in the form attached hereto as Exhibit 1.6(b)A ("Affiliates Letters"), executed by those stockholders of Octopus and Qualix listed on Exhibit 1.6(b)B ("Affiliates");

         (c) certificates representing Qualix Capital Stock will bear legends describing certain of the applicable restrictions on transferability referred to in this Section 1.6; and

         (d) during the period of duration specified by Qualix and an underwriter of common stock or other securities of the Company, following the date of the first sale to the public pursuant to a registration statement of Qualix filed under the Securities Act, such Qualix Capital Stock shall not, to the extent requested by Qualix and such underwriter, directly or indirectly, be sold, offered for sale, subject to a contract for sale (including, without limitation, any short sale), subject to any option to purchase or otherwise transferred or disposed of (other than to donees who agree to be similarly bound) at any time during such period except common stock included in such registration; provided, however, that:

             (i) such restriction shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

             (ii) all officers and directors of the Company and all other holders of Qualix Capital Stock with registration rights enter into similar agreements;

             (iii) such period shall not exceed one hundred and eighty (180) days; and

         (e) such restriction shall not preclude transfer in a private transaction to an institutional buyer who agrees to be bound by such agreement.

     1.7 Surrender and Exchange of Outstanding Certificates, Warrants and
         ----------------------------------------------------------------
Options for Capital Stock: Status of Outstanding Certificates. The conversion of
-------------------------------------------------------------
shares of Octopus Capital Stock into Qualix Capital Stock as provided for by this Agreement and the Articles of Merger shall occur automatically at the Effective Time without further action by the holders thereof. Until surrendered, each certificate that prior to the Effective Time represented shares of Octopus Capital Stock will be deemed to evidence the right to receive the number of shares of Qualix Capital Stock into which such Octopus Capital Stock have been converted (less the number of shares of Qualix Capital Stock held in escrow pursuant to the Escrow Agreement substantially in the form attached hereto as
Exhibit 1.7(a) (the "Escrow Agreement")). Qualix shall, within fifteen (15) business days after the Effective Time, notify each holder of a certificate or certificates theretofore representing a share or shares of Octopus Capital Stock to surrender all of such holder's certificates to Qualix and upon surrender such holder shall be entitled to receive in exchange a certificate or certificates representing the Qualix Capital Stock into which such shares have been converted, rounded to the nearest whole share [(less the number of shares of Qualix Capital stock held in escrow pursuant to the Escrow Agreement)].

     1.8 Appraisal Rights. Holders of Octopus Capital Stock who have complied
         ----------------
with all requirements for perfecting appraisal rights as set forth in Pennsylvania Law or California Law, as applicable, shall be entitled to such appraisal rights under such laws. Octopus and Qualix shall provide to each other prompt written notice of any written demands for appraisal, withdrawals of demands for appraisal, and any other instrument in respect thereof received by either and the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal. Each holder of Dissenting Shares shall, subject to Pennsylvania Law and California Law, as applicable, receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant hereto). The holder of a Dissenting Shares as of the Effective Time who shall, after the Effective Time, withdraw such holder's demand for appraisal or lose such holder's right to demand appraisal, pursuant to applicable law, shall be deemed to be converted, as of the Effective Time, into shares Qualix Capital Stock as specified in Section 1.2 above, without interest. Octopus agrees that, except with the prior written consent of Qualix, or is required by applicable law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any demands for appraisal rights prior to the Effective Date.

     1.9 Fractional Shares. No fractional shares of Qualix Capital Stock shall
         -----------------
be issued pursuant to the Merger. Instead, shares of Qualix Capital Stock issued to any holder of Octopus Capital Stock pursuant to the Merger shall be rounded up to the nearest whole number. The fractional share interests of each holder of Octopus Capital Stock shall be aggregated for purposes of calculating any fractional shares.

     1.10 Reorganization. The parties hereto intend that the Merger shall
          --------------
constitute a plan or reorganization and to consummate the Merger in accordance with Section 368(a)(2)(E) of the Code.

     1.11 Pooling of Interests. Parties hereto intend that the Merger shall be
          --------------------
accounted for as a pooling of interests by Qualix.

     1.12  Stockholder Agreement. Each stockholder of Octopus listed on
           ---------------------
Exhibit 1.12A attached hereto shall have entered into a Stockholder Agreement in
-------------
substantially the form of Exhibit 1.12B attached hereto.
                          -------------


                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF OCTOPUS

          Except as set forth in the disclosure schedule dated as of the date hereof executed by the President and Chief Financial Officer of Octopus (the "Disclosure Schedule"), Octopus represents and warrants to Qualix as follows as of the date hereof:

     2.1  Organization and Standing.
          --------------------------
          (a) Octopus is a corporation duly organized, validly existing, and in good standing under the laws of the State of Pennsylvania, has all requisite corporate power and authority to own, operate, and lease its properties and carry on its business as now conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify could or would have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations, or prospects of Octopus (an "Octopus Material Adverse Effect").

          (b) Octopus has delivered to Qualix complete and accurate copies of its current Articles of Incorporation, as amended ("Octopus Articles"), and current Bylaws, as amended ("Octopus Bylaws"), minutes of all of its directors' and stockholders' meetings (including all meetings of all board committees) and copies of all actions approved by the written consent of its stockholders or directors (including all board committees). Octopus's stock books provided to Qualix are complete and accurate as of the date hereof.

     2.2  Capitalization.
          ---------------
          (a) The authorized capital of Octopus consists of:

              (i) Preferred Stock. 3,000,000 shares of Preferred Stock, without
                  ---------------
par value, of which 3,000,000 shares have been designated Class A Cumulative Convertible Preferred Stock, 1,500,000 of which are issued and outstanding. The Octopus Preferred Stock is owned by the persons, and in the numbers specified in
Exhibit 2.2(a) attached hereto. The rights, privileges and preferences of the
--------------
Octopus Preferred Stock are as stated in Octopus's Articles of Incorporation.

              (ii) Common Stock. 160,000,000 shares of common stock, without par
                   ------------
value, of which 115,270,505 shares are issued and outstanding and are owned by the persons, and in the numbers specified in Exhibit 2.2(a) attached hereto.
                                             --------------

          (b) Except as set forth on Section 2.2(a) of the Octopus Disclosure Schedule, Octopus does not have outstanding any preemptive or subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any of Octopus's capital stock or other securities.

          (c) All of the issued and outstanding shares of Octopus's capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock, and all warrants and options to purchase capital stock of Octopus, have been issued in full compliance with all applicable federal and state securities laws. There have not been and are not outstanding any adjustments made or required to be made to the conversion prices set forth in the Octopus Articles. Each Octopus Option has been issued in accordance with all state securities laws.

          (d) Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of Octopus Capital Stock.

          (e) Octopus is not under any obligation to register under the Securities Act any shares of Octopus Capital Stock or any other of its securities that might be issued in the future if the Merger were not consummated.

          (f) Octopus is not a party or subject to any agreement or understanding (and, to Octopus's knowledge, there is no agreement or understanding between or among any persons) that affects or relates to the voting or giving of written consent with respect to any security.

          (g) As set forth in the Octopus Articles, Octopus has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distributions in respect thereof.

     2.3 Subsidiaries. Octopus does not own or control, directly or indirectly,
         ------------
any corporation, partnership, business, trust, or other entity.

      2.4 Authority, Approval, and Enforceability.
          ---------------------------------------

          (a) Subject to obtaining any required approvals of the holders of Octopus Capital Stock, Octopus has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement, the Articles of Merger and the Escrow Agreement (collectively, the "Octopus Agreements"), and all corporate action on its part necessary for such execution, delivery, and performance has been duly taken.

          (b) Subject to obtaining any required approvals of the holders of Octopus Capital Stock, the execution and delivery by Octopus of the Octopus Agreements do not, and the performance and consummation of the transactions contemplated by the Octopus Agreements will not, result in any conflict with, breach or violation of or default, termination, or forfeiture under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination, or forfeiture under) (i) any terms or provisions of the Octopus Articles or Octopus Bylaws, (ii) any statute, rule, regulation, judicial, governmental, regulatory, or administrative decree, order, or judgment, or (iii) any agreement, lease, or other instrument, including any of the Octopus Material Agreements (as defined in Section 2.13 hereof), to which it is a party or to which any of its assets is subject, the breach, violation, default, termination, or forfeiture of which could or would result in an Octopus Material Adverse Effect.

          (c) No consent, approval, authorization, order, registration, qualification, or filing of or with any court or any regulatory authority or any other governmental or administrative body is required on its part for the consummation by it of the transactions contemplated by this Agreement and the Articles of Merger, except (i) the fairness hearing referred to in Section 1.5 hereof, (ii) qualification by permit pursuant to Section 25121 of the California Law; (iii) any blue sky approvals referred to in Section 5.1 hereof, and (iv) the filing of the Articles of Merger and related officers' certificates with the Secretary of State of the State of Pennsylvania.

          (d) Upon due execution and delivery by Octopus, the Octopus Agreements will be its legal, valid, and binding obligation, enforceable against it in accordance with the respective terms hereof and thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the availability of equitable remedies.

     2.5  Financial Statements.
          ---------------------
          (a) Octopus shall have delivered to Qualix complete copies of its consolidated balance sheets as of December 31, 1994 and 1995 and the related statements of operations, statements of stockholders' equity and statements of cash flows for the years ended on each of December 31, 1994 and 1995 (collectively, the "Octopus Audited Financials") accompanied by the auditors' report of its independent certified public accountants. The Octopus Audited Financials (as defined below) present fairly its consolidated financial position as of those dates and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis.

          (b) Octopus shall have delivered to Qualix an unaudited consolidated balance sheet as of June 30, 1996 and the related unaudited statements of operations, statements of stockholders' equity and statements of cash flows for the six (6) months then ended (the "Octopus Interim Financials"). Octopus will have delivered Interim Financials (as defined below) which present fairly its financial condition as of June 30, 1996 and the results of its operations and its cash flows for the six (6) months then ended, in conformity with GAAP applied on a basis consistent with the Octopus Audited Financials (except for the absence of notes thereto and subject to normal year-end audit adjustments which are not material). The Octopus Audited Financials and the Octopus Interim Financials are hereinafter collectively referred to as the "Octopus Financials."

          (c) There are no debts, liabilities, or claims against Octopus, contingent or otherwise, not currently reflected in the Octopus Financials which
(i) are or would
be of a nature required to be reflected in a balance sheet prepared in accordance with GAAP or (ii) which individually exceeds $10,000 or which, when aggregated with such other debts, liabilities, and claims, exceeds $25,000. Octopus's revenue recognition policies with respect to the Octopus Financials have been made in accordance with GAAP. All of Octopus's general ledgers, books, and records are located at Octopus's principal place of business. Octopus's financial reserves are adequate to cover claims already incurred.

     2.6 Accounts and Notes Receivable. Except as set forth in Section 2.6 of
         -----------------------------
the Octopus Disclosure Schedule, and subject to any reserves set forth in the Octopus Financials, all the accounts receivable and notes receivable owing to Octopus as of the date hereof constitute, and as of the Effective Time will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay, or other rights of set-off against any thereof. The Aging Report attached as Exhibit 2.6 to the Octopus Disclosure Schedule ("Octopus Aging Report") sets forth (a) any account debtor or note debtor behind in its payment by more than 90 days, (b) any account debtor or note debtor that has refused (or, to the best knowledge of Octopus, threatened to refuse) to pay its obligations for any reason, (c) to the best knowledge of Octopus, any account debtor or note debtor that is insolvent or bankrupt, and (d) any account receivable or note receivable which is pledged to any third party by Octopus.

     2.7 Accounts and Notes Payable. Except as set forth in Section 2.7 of the
         --------------------------
Octopus Disclosure Schedule, all accounts payable and notes payable by Octopus to third parties as of the date hereof arose, and as of the Closing will have arisen, in the ordinary course of business. The Octopus Aging Report sets forth all accounts payable and notes payable of Octopus which have been outstanding over 90 days.

     2.8 Inventories. Except as set forth in Section 2.8 of the Octopus
         -----------
Disclosure Schedule, the inventories of Octopus as of the date hereof include no items which are below standard quality, or of a quality or quantity not usable or salable in the normal course of business, the aggregate value of which has not been written down on the books of account of Octopus to realizable market value or with respect to which adequate reserves have not been provided in accordance with GAAP and reasonable and prudent commercial practices in Octopus' industry.

     2.9  Material Changes. Since December 31, 1995, there has not been:
          ----------------
          (a) any material change in Octopus's assets, liabilities, financial condition, or operating results from that reflected in the Octopus Financials, except changes in the ordinary course of business that have not been, in the aggregate, material;

          (b) any damage, destruction, or loss, whether or not covered by insurance, adversely and materially affecting Octopus' business, properties, prospects, or financial condition:

          (c) any waiver or compromise by Octopus of a valuable right or of a debt owed to it;

          (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Octopus, except in the ordinary course of business and that is not material to its business, properties, prospects, or financial condition;

          (e) any material change to a material contract or material arrangement by which Octopus or any of its material assets is bound or subject;

          (f) any material change in any compensation arrangement or agreement with any employee, officer, director, consultant or stockholder of Octopus;

          (g) any sale, license, assignment, or transfer of any of Octopus's patents, trademarks, copyrights, trade secrets, or other intangible assets other than an immaterial license granted in the ordinary course of business;

          (h) notification that there has been a loss of or cancellation of a material order or contract by any of Octopus's customers;

          (i) any mortgage, pledge, transfer of a security interest in, or lien created by Octopus, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (j) any loans or guarantees made by Octopus to or for the benefit of its employees, officers, or directors, or any members of their immediate families, other than travel advances made in the ordinary course of its business;

          (k) any declaration, setting aside, or payment or other distribution in respect of any of Octopus's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by it;

          (l) any other event or condition of any character that would result in an Octopus Material Adverse Effect; or

          (m) any agreement or commitment by Octopus to do any of the things described in this Section 2.9.

     2.10  Returns. There are no material pending warranty claims against
           --------
Octopus or any of its products.

     2.11  Properties and Inventories.
           ---------------------------
           (a) Octopus has good and marketable title to, valid leasehold interests in, or other rights to use all of the assets used in its operations or necessary for the conduct of its business, free and clear of any mortgages, pledges, security interests, licenses, encumbrances, restrictions, or adverse claims, except as disclosed in the notes to the Octopus Audited Financials and except for the lien of taxes not yet due and payable. All of the material assets reflected on Octopus's balance sheets as at December 31, 1995 and June 30, 1996 are in good operating condition, normal wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used.

          (b) Since June 30, 1996, there has not occurred any transfer of title other than in the ordinary course of business, any abandonment, or any other material loss with respect to, any of Octopus's property, plant, or equipment.

          (c) The tangible personal property owned by Octopus and used in its business at the date hereof is in good operating condition and repair. The value of any fixed assets used in Octopus' business has not been written up or down, other than pursuant to depreciation or amortization expense in accordance with its historical practices.

     2.12 Insurance. Octopus maintains policies of insurance covering its
          ---------
assets, properties, and business in type and amounts customary for similarly-sized companies engaged in similar businesses. Octopus is in compliance with each of such policies such that none of the coverage provided under such policies has been invalidated. Section 2.12 of the Octopus Disclosure Schedule contains (i) a description of all Octopus insurance policies currently in effect and (ii) list all claims for more than $5,000 filed against existing or predecessor insurance policies within the last two years.

     2.13 Purchase, Sale and Other Agreements.
          ------------------------------------

          (a) Octopus is not a party to or subject to any oral or written (any such agreement, commitment, understanding, or arrangement referred to herein as an "Octopus Material Agreement"):

              (i) agreement for the purchase of inventory, supplies, equipment, or other real or personal property, or the procurement of services, except individual purchase orders or aggregate purchase orders to a single vendor involving payments of less than $10,000;

              (ii) lease or ownership of equipment, machinery, or other personal property involving aggregate annual payments in excess of $10,000;

              (iii) agreement for the sale, license or lease of products or furnishing of its services except individual purchase orders or aggregate purchase orders from a single customer, involving payments of less than $10,000;

              (iv) joint venture, partnership, or other contract or arrangement involving the sharing of profits;

              (v) agreement relating to the purchase or acquisition, by merger or otherwise, of a significant portion of its business, assets, or securities by any other person or of any other person by it other than as contemplated herein;

          (vi) agreement containing a covenant or covenants which purport to limit its ability or right to engage in any lawful business activity or compete with any person or entity;

          (vii) agreement presently in effect pursuant to which it has appointed any organization or person to act as its OEM, distributor, reseller or sales agent or pursuant to which it has been appointed an OEM distributor or sales agent by any third party;

          (viii) agreement with any of its officers, directors, or holders of more than 5% of the outstanding Octopus Capital Stock, other than stock option or stock purchase plans or agreements, proprietary information agreements, or employment agreements or commitments that are terminable by Octopus without any liability or cost (including any liability for severance or separation payments);

          (ix) agreement for the license of any patent, copyright, trade secret, or other proprietary right to or from Octopus, or indemnification by it with respect to infringements of proprietary rights;

          (x) agreements involving payments to or obligations of it not otherwise described in this Section 2.13 in excess of $10,000;

          (xi) agreements of indebtedness or capital equipment leases; or

          (xii) powers of attorney.

     (b) To the best of Octopus' knowledge after due inquiry, no party to any such contract, agreement, or arrangement intends to cancel, withdraw, modify, or amend such agreement or arrangement or return a product for reimbursement or discontinue any provision of agreed upon services.

     (c) Octopus has performed all material obligations required to be performed by it on or prior to the date hereof under each contract, obligation, commitment, agreement, undertaking, arrangement or lease referred to in this Agreement, any Exhibit hereto, or the Octopus Disclosure Schedule and, to the best of its knowledge after due inquiry, it is not in material default, breach, or violation thereunder, or under any other agreements, and is not aware of any facts from which it should reasonably conclude that it will not be able to perform all material obligations required to be performed by it subsequent to the date hereof under each such agreement, except for such defaults, breaches, or violations under such instruments or obligations that would or could not have an Octopus Material Adverse Effect.

     2.14  Octopus' Intellectual Property Rights.
           --------------------------------------
           (a) Section 2.14(a) of the Octopus Disclosure Schedule sets forth all of Octopus's patents, patent applications, and registered trademarks and copyrights. Octopus has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, and proprietary rights and processes (collectively, "Octopus

Intellectual Property") necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is it bound by or a party to any options, licenses, or agreements of any kind with respect to the intellectual property rights of any other person or entity. Octopus has not received any communications nor is it aware of any entity alleging that it has violated or, by conducting its business as proposed, would violate any intellectual property rights of any other person or entity. Octopus is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Octopus or that would conflict with Octopus' business as proposed to be conducted. Neither the execution nor delivery of the Agreements, nor the carrying on of Octopus' business by its employees, nor the conduct of its business as proposed, will, to the best of its knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

           (b) Octopus is not making use of any patentable or unpatentable invention or any confidential information in which any of its present or, to its actual knowledge, past employees, has claimed a proprietary interest; and Octopus is not actually aware of any facts that would give rise to such a claim.

           (c) The Company has obtained valid enforceable assignments of intellectual property rights from all employees and consultants who might be considered inventors, authors or persons who have contributed to the Octopus products and technology or other intellectual property.

     2.15  Employees and Employee Benefit Plans.
           -------------------------------------

           (a) Except as set forth in Section 2.15 of the Octopus Disclosure Schedule, Octopus is not a party to any pension, retirement, profit sharing, savings, bonus, incentive, deferred compensation, group health plan (whether insured or self-funded), disability or group life insurance plan or obligation, employee welfare benefit plan, or to any collective bargaining agreement or other agreement, written or oral, with any trade or labor union, employees' association or similar organization. Octopus is not a party to, nor has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

           (b) There are no strikes or labor disputes pending or threatened by, or, to the best of Octopus's knowledge, any attempts at union organization of any of its employees. No employee or group of employees whose continued services are material to Octopus's business as presently conducted and as intended to be conducted has terminated employment and, to the best of Octopus's knowledge, there is none that intends to do so.

           (c) Section 2.15(c) of the Octopus Disclosure Schedule sets forth a full and complete list of all directors, officers, employees, independent contractors of, and consultants to Octopus as of June 30, 1996, specifying their names and job descriptions, the total amount of compensation or other benefits paid or payable, and the basis of such compensation or benefit, whether fixed or commission or a combination thereof. The employment of each of Octopus's employees, including employees of subsidiaries of Octopus, is "at will" employment. Octopus has no obligations (i) to provide any particular form or period of notice prior to termination, or (ii) to pay any of such employees any severance or similar obligations in connection with termination of employment or service provision or in connection with the Merger. Octopus does not owe and has not accrued any bonuses or vacation pay or retirement benefits to any service provider or former service provider, other than as set forth on the payroll records delivered by Octopus to Qualix.

           (d) Octopus has not violated any of the healthcare continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") applicable to its employees.

     2.16 Environmental and Safety Laws. To the best of Octopus' knowledge after
          -----------------------------
due inquiry, (i) Octopus is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and
(ii) no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

     2.17 Compliance with Laws. The business and operations of Octopus are in
          --------------------
compliance with all federal, state, local, and county laws, ordinances, regulations, judgments, orders, decrees, or rules of any court, arbitrator, or governmental, regulatory, or administrative agency or entity, except where the failure to so comply would not have an Octopus Material Adverse Effect. Octopus has all valid and current permits, licenses, orders, authorizations, registrations, approvals, and other analogous instruments (and each is in full force and effect), and Octopus has made all filings and registrations and the like necessary or required by law to conduct its business, except where the failure to maintain such permits and other instruments or to make such filings and registrations would not have an Octopus Material Adverse Effect. Octopus has not received any governmental notice within two years of the date hereof of any violation by Octopus of any such laws, rules, regulations, or orders. Octopus is not in material default or material noncompliance under any such permits, consents, or similar instruments. Copies of all such written licenses, permits and approvals have been provided to Qualix.

     2.18 Proprietary Information and Inventions and Confidentiality Agreements.
          ---------------------------------------------------------------------
Each current and past employee and officer of Octopus, and each current and past consultant and service provider to Octopus with access to Octopus Intellectual Property, has executed a proprietary information and inventions and confidentiality agreement in the form provided to counsel to Qualix. Octopus is not aware that any such persons is in violation thereof.

     2.19 Absence of Litigation. Neither Octopus nor, to the best of its
          ---------------------
knowledge, any of its officers or directors is engaged in, or has received any threat of, any litigation, arbitration, investigation, or other proceeding relating to Octopus, its employee benefit plans, property, Intellectual Property, business, assets, licenses, permits, or goodwill, or against or affecting the Merger or the actions taken or contemplated in connection therewith, nor, to the best of its knowledge, is there any reasonable basis therefor. There is no action, suit, proceeding, or investigation pending or threatened against Octopus that questions the validity of the Agreements or the right of Octopus to enter into the Agreements or to consummate the transactions contemplated hereby or thereby or which might result in any adverse change in the assets, conditions, or properties of Octopus. There is no action, suit, proceeding, or investigation by Octopus currently pending or which it currently intends to initiate. Neither Octopus nor, to the best of its knowledge, any of its officers or directors is bound by any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person which would or could have an Octopus Material Adverse Effect.

     2.20 No Brokers. Octopus is not obligated for the payment of fees or
          ----------
expenses of any broker or finder in connection with the origin, negotiation, or execution of the Agreements or in connection with any transaction contemplated hereby or thereby.

     2.21 Accuracy of Documents and Information. The copies of all instruments,
          -------------------------------------
agreements, other documents and written information delivered by Octopus to Qualix or its counsel are and will be complete and correct in all material respects as of the date of delivery thereof. No representations or warranties made by Octopus in this Agreement, nor any document, written information, statement, financial statement, certificate, or exhibit prepared and furnished or to be prepared and furnished by Octopus or its representatives to Qualix, or stockholders pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

     2.22  Taxes.
           ------

           (a) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of Octopus or any of its Subsidiaries (collectively, the "Octopus Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown due thereon on or before the Effective Time have been or will be paid on or before such date. The June 30, 1996 balance sheet included in the Octopus Interim Financials (i) fully accrues all actual and contingent liabilities for Taxes with respect to all periods through June 30, 1996 and Octopus and its Subsidiaries have not and will not incur any Tax liability in excess of the amount reflected on such balance sheet with respect to such periods, and (ii) properly accrues in accordance with GAAP all liabilities for Taxes payable after June 30, 1996 with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Octopus Audited Financials and Octopus Interim Financials relating to Tax matters is true, complete and accurate in all material respects.

           (b) No material Tax liability since June 30, 1996 has been incurred other than in the ordinary course of business and adequate provision has been made for all Taxes since that date in accordance with GAAP on at least a quarterly basis. Octopus and its Subsidiaries have withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld. All Octopus Returns filed with respect to Taxable years of Octopus and its Subsidiaries through the Taxable year ended December 31, 1995 in the case of the United States, have been examined and closed or are Octopus Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Neither Octopus nor any of its Subsidiaries (or any member of any affiliated or combined group of which Octopus or any of its Subsidiaries has been a member) has granted any extension or waiver of the limitation period applicable to any Octopus Returns.

           (c) There is no material claim, audit, action, suit, proceeding, or investigation now pending or (to the best knowledge of Octopus or any of its Subsidiaries) threatened against or with respect to Octopus or any of its Subsidiaries in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax Authority has been received by Octopus or any of its Subsidiaries, and there are no liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to Octopus or any of its Subsidiaries, materially and adversely affect the liability of Octopus or any of its Subsidiaries for Taxes. Neither Octopus nor any of its Subsidiaries, nor any other person on behalf of Octopus or any of its Subsidiaries, (i) has entered into nor will it enter into any agreement or consent pursuant to Section 341(f) of the Code (or any corresponding provision of state, local of Foreign income Tax law) or (ii) has filed an election to be treated as an S corporation pursuant to Section 1362 of the Code or any corresponding provision of state law. There are no liens for Taxes upon the assets of Octopus or any of its Subsidiaries except liens for current Taxes not yet due. Except as may be required as a result of the Merger, neither Octopus nor any of its Subsidiaries has been or will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing. Neither Octopus nor any of its subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(C)(l)(A)(ii) of the Code.

           (d) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of Octopus or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G of the Code. Other than pursuant to this Agreement, neither Octopus nor any or its Subsidiaries is a party to or bound by (or will prior to the Effective Date become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Octopus and its Subsidiaries. None of the assets of Octopus or any of its Subsidiaries (i) is property that Octopus or any of its Subsidiaries is required to treat as owned by any other person pursuant to the so-called "safe harbor lease" provisions of former
Section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code or (iii) is "tax exempt use property" within the meaning of Section 168(h) of the Code. Neither Octopus nor any of its Subsidiaries has participated in (or will prior to the Effective Date participate in) an international boycott within the meaning of Section 999 of the Code. Octopus and its Subsidiaries have heretofore provided or made available to Qualix true and correct copies of all material Tax Returns, and, as reasonably requested by Qualix prior to or following the date hereof, information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.

           (e) Section 2.22(e) of the Octopus Disclosure Schedule lists (i) any intercompany transfer pricing agreements or other arrangements that have been established by Octopus or any of its Subsidiaries in any foreign jurisdiction,
(ii) the periods, if any, that Octopus has been subject to the reporting requirements of Section 6038A of the Code.

           (f) For purposes of this Agreement, the following terms have the following meanings: (A) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person and (B) "Subsidiary" (and, with correlative meaning, "Subsidiaries") means a corporation or other entity whose voting securities are owned or are otherwise controlled directly or indirectly by a parent corporation or other intermediary entity in an amount sufficient to elect at least a majority of the board of directors or other managers of such corporation or other entity, which violation, conflict, breach or default is reasonably likely to have an Octopus Material Adverse Effect.

     2.23 Compliance with Instruments. Octopus is not in violation of or
          ---------------------------
conflict with, breach of or in default under (neither with the giving of notice or the passage of time or both) any term or provision of the Octopus Articles or the Octopus Bylaws, or any agreement, arrangement, contract, lease or other instrument to which it or its properties is or may be subject.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF QUALIX

     Except as set forth in the disclosure schedule dated as of the date hereof executed by the President and Chief Financial Officer of Qualix to Octopus (the "Qualix Disclosure Schedule"), Qualix represents and warrants to Octopus as follows as of the date hereof:

     3.1  Organization and Standing.
          --------------------------

          (a) Qualix is, and the Subsidiary will be as of the Closing, a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and the State of Pennsylvania, respectively, have all requisite corporate power and authority to own, operate, and lease their respective properties and carry on their respective businesses as now conducted, and are each duly qualified to do business and are in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify could or would have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations, or prospects of each such entity (a "Qualix Material Adverse Effect").

          (b) Qualix has delivered to Octopus complete and accurate copies of the current Amended and Restated Certificate of Incorporation and Bylaws of Qualix and the Certificate of Incorporation and Bylaws of Subsidiary and has made available minutes of all of the directors' and stockholders' meetings (including all meetings of all board committees) and copies of all actions approved by the written consent of the stockholders or directors (including all board committees). Qualix and Subsidiary's stock books provided to Octopus are complete and accurate as of the date hereof.

     3.2  Capitalization.
          ---------------

          (a) The authorized capital of Qualix consists or will consist prior to the Closing, of:

              (i) Preferred Stock. 5,000,000 shares of Preferred Stock, par
                  ---------------
value $0.000333-1/3 per share ("Qualix Preferred Stock"), of which 1,225,001 shares have been designated Series A Preferred Stock, 1,225,001 of which are issued and outstanding; of which 923,077 shares have been designated Series B Preferred Stock, 923,077 of which are issued and outstanding; of which 792,529 shares have been designated Series C Preferred Stock, 792,529 of which are issued and outstanding; of which 1,400,000 shares have been designated Series D Preferred Stock, 757,713 of which are issued and outstanding; and of which 280,674 shares have been designated Series E Preferred Stock, none of which are issued and outstanding. The Qualix Preferred Stock is owned by the persons, and in the numbers specified in Exhibit 3.2(a) attached hereto. The rights,
                            --------------
privileges and preferences of the Preferred Stock are as stated in Qualix's Amended and Restated Certificate of Incorporation ("Qualix Certificate").

              (ii) Common Stock. 20,000,000 shares of common stock, par value
                   ------------
$0.001 per share ("Qualix Common Stock), of which 3,358,064 shares are issued
and
outstanding and are owned by the persons, and in the numbers specified in
Exhibit 3.2(a) attached hereto.
--------------

          (b) The authorized capital of Subsidiary consists, or will consist immediately prior to the closing, of 1,000 shares of Common Stock, par value $0.0001 per share (the "Subsidiary Common Stock"), of which 1,000 shares are issued and outstanding and owned by Qualix. The rights, privileges and preference of the Subsidiary Common Stock are as stated in Subsidiary's Articles of Incorporation ("Subsidiary Articles").

          (c) Except as set forth on Section 3.2 (c) of the Qualix Disclosure Schedule, Qualix does not have outstanding any preemptive or subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any Qualix Capital Stock. Subsidiary does not have outstanding any preemptive or subscription rights, options, warrants, rights to convert or exchange, Capital Stock equivalent, or other rights to purchase or otherwise acquire any Subsidiary Capital Stock.

          (d) All of the issued and outstanding shares of each of Qualix Capital Stock and Subsidiary Capital Stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock, and all warrants and options to purchase capital stock of Qualix have been issued in full compliance with all applicable federal and state securities laws. Except as set forth in
Section 3.2(d) of the Qualix Disclosure Schedule, there have not been and are not outstanding any adjustments made or required to be made to the conversion prices set forth in the Qualix certificate for the Subsidiary certificate. All Qualix Options have been issued in accordance with Qualix 1991 Incentive Stock Option Plan, as amended (the "Qualix Option Plan") and in accordance with all state securities laws.

          (e) Except for any restrictions imposed by applicable state and federal securities laws and except as set forth in Section 3.2(e) of the Qualix Disclosure Schedule, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of Qualix Capital Stock or Subsidiary Common Stock.

          (f) Except as set forth in Section 3.2(f) of the Qualix Disclosure Schedule, Qualix is not under any obligation to register under the Securities Act any shares of Qualix Capital Stock or any other of its securities that might be issued in the future if the Merger were not consummated. Subsidiary is not under any obligation to register under the Securities Act any shares of Subsidiary Common Stock or any other securities that might be issued in the future if the Merger were not consummated.

          (g) Qualix is not a party or subject to any agreement or understanding (and, to the knowledge of Qualix, there is no agreement or understanding between or among any persons) that affects or relates to the voting or giving of written consent with respect to any security.

     3.3  Subsidiaries. Except for Subsidiary, neither Qualix nor Subsidiary
          -----------
owns or controls, directly or indirectly, any corporation, partnership, business, trust, or other entity.

     3.4  Authority, Approval and Enforceability.
          ---------------------------------------

          (a) Subject to obtaining any required approvals of the holders of its capital stock, each of Qualix and Subsidiary has full corporate power and authority to execute, deliver, and perform its respective obligations under this Agreement and the Articles of Merger, and all corporate action on its part necessary for such execution, delivery, and performance has been duly taken.

          (b) Subject to obtaining any required approvals of the holders of Qualix Capital Stock, the execution and delivery by Qualix of this Agreement, the Articles of Merger, the Escrow Agreement, the Option Assumption Agreements and the Employment and Non-Competition Agreements (as defined below) (collectively, the "Qualix Agreements") do not, and the performance and consummation of the transactions contemplated by the Qualix Agreements will not, result in any conflict with, breach or violation of or default, termination, or forfeiture under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination, or forfeiture under) (i) any terms or provisions of the Qualix Certificate or Qualix Bylaws, (ii) any statute, rule, regulation, judicial, governmental, regulatory, or administrative decree, order, or judgment, or (iii) any agreement, lease, or other instrument, including any of the Qualix Material Agreements (as defined in Section 3.13 hereof) to which Qualix is a party or to which any of Qualix's assets is subject, the breach, violation, default, termination or forfeiture of which could or would result in an Qualix Material Adverse Effect. Subject to obtaining any required approvals of the holders of Subsidiary Capital Stock, the execution and delivery by Subsidiary of this Agreement and the Articles of Merger do not, and the performance and consummation of the transactions contemplated by the Qualix Agreements will not, result in any conflict with, breach or violation of or default, termination, or forfeiture under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination, or forfeiture under) (i) any terms or provisions of the Subsidiary Articles or Subsidiary Bylaws, (ii) any statute, rule, regulation, judicial, governmental, regulatory, or administrative decree, order, or judgment, or (iii) any agreement, lease, or other instrument hereof) to which Subsidiary a party or to which any of Qualix's assets is subject, the breach, violation, default, termination or forfeiture of which could or would result in an Qualix Material Adverse Effect.

          (c) No consent, approval, authorization, order, registration, qualification, or filing of or with any court or any regulatory authority or any other governmental or administrative body is required on its part or the part of Qualix or Subsidiary for the consummation by Qualix or Subsidiary of the transactions contemplated by this Agreement and the Articles of Merger, except
(i) the fairness hearing referred to in Section 1.5 hereof, (ii) qualification by permit pursuant to Section 25121 of the California Law, (iii) any Blue Sky approvals referred to in Section 6.1 hereof, and (iv) the filing of the Articles of Merger and related officers' certificates with the Secretary of State of the Commonwealth of Pennsylvania.

          (d) Upon due execution and delivery by Qualix and Subsidiary, as the case may be, the Qualix Agreements will be the legal, valid, and binding obligations of Qualix and Subsidiary, as the case may be, enforceable against each such entity in accordance with the respective terms hereof and thereof, as the case may be, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the availability of equitable remedies.

     3.5  Financial Statements.
          ---------------------

          (a) Qualix has delivered to Octopus complete copies of its balance sheets as of June 30, 1994 and 1995 and the related statements of operations, statements of stockholders' equity and statements of cash flows for the years ended on each of June 30, 1994 and 1995 (collectively, the "Qualix Audited Financials") accompanied by the auditors' report of its independent certified public accountants. Qualix's Audited Financials present fairly its consolidated financial position as of those dates and the results of its operations and its cash flows for the years then ended in conformity with GAAP applied on a consistent basis.

          (b) Qualix has delivered to Octopus an unaudited consolidated balance sheet as of May 31, 1996 and the related unaudited statements of operations, statements of stockholders' equity and statements of cash flows for the eleven
(11) months then ended (the "Qualix Interim Financials"). Qualix's Interim Financials present fairly its financial condition as of May 31, 1996 and the results of its operations and its cash flows for the month then ended, in conformity with GAAP applied on a basis consistent with its Audited Financials (except for the absence of notes thereto and subject to normal year-end audit adjustments which are not material). The Qualix Audited Financials and the Qualix Interim Financials are hereinafter collectively referred to as the "Qualix Financials."

          (c) There are no debts, liabilities, or claims against Qualix, contingent or otherwise, not currently reflected in the Qualix Financials which
(i) are or would be of a nature required to be reflected in a balance sheet prepared in accordance with GAAP or (ii) which individually exceeds $25,000 or which, when aggregated with such other debts, liabilities, and claims, exceeds $75,000. Qualix's revenue recognition policies with respect to the Qualix Financials have been made in accordance with GAAP. All of Qualix's general ledgers, books, and records are located at Qualix's principal place of business. Qualix's financial reserves are adequate to cover claims already incurred.

          (d) Subsidiary has no assets, rights, liabilities, or obligations, other than those provided for by this Agreement and the Articles of Merger.

     3.6 Accounts and Notes Receivable. Except as set forth in the Qualix
         -----------------------------
Disclosure Schedule, and subject to any reserves set forth in the Qualix Financials, all the accounts receivable and notes receivable owing to Qualix as of the date hereof constitute, and as of the Effective Time will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay, or other rights of set-off against any thereof. The Aging Report attached as
Exhibit 3.6 to the Qualix Disclosure Schedule ("Qualix Aging Report") sets forth
(a) any account debtor or note debtor behind in its payment by more than 90 days, (b) any account debtor or note debtor that has refused (or, to the best knowledge of Qualix, threatened to refuse) to pay its obligations - for any reason, (c) to the best knowledge of Qualix, any account debtor or note debtor that is insolvent or bankrupt, and (d) any account receivable or note receivable which is pledged to any third party by Qualix.

     3.7 Accounts and Notes Payable. Except as set forth in the Qualix
         --------------------------
Disclosure Schedule, all accounts payable and notes payable by Qualix to third parties as of the date hereof arose, and as of the Closing will have arisen, in the ordinary course of business. The Aging Report sets forth all accounts payable and notes payable of Qualix which have been outstanding over 90 days.

     3.8 Inventories. Except as set forth in the Qualix Disclosure Schedule,
         -----------
the inventories of Qualix as of the date hereof include no items which are below standard quality, or of a quality or quantity not usable or salable in the normal course of business, the aggregate value of which has not been written down on the books of account of Qualix to realizable market value or with respect to which adequate reserves have not been provided in accordance with GAAP and reasonable prudent commercial practices in Qualix's industry.

     3.9 Material Changes. Since May 31, 1996, there has not been:
         ----------------

         (a) any material change in Qualix's assets, liabilities, financial condition, or operating results from that reflected in the Qualix Financials, except changes in the ordinary course of business that have not been, in the aggregate, material;

         (b) any damage, destruction, or loss, whether or not covered by insurance, adversely and materially affecting Qualix's business, properties, prospects, or financial condition;

         (c) any waiver or compromise by Qualix of a valuable right or of a debt owed to it;

         (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Qualix, except in the ordinary course of business and that is not material to its business, properties, prospects, or financial condition;

         (e) any material change to a material contract or material arrangement by which Qualix or any of its material assets is bound or subject;

         (f) any material change in any compensation arrangement or agreement with any employee, officer, director, consultant or stockholder;

         (g) any sale, license, assignment, or transfer of any of Qualix's patents, trademarks, copyrights, trade secrets, or other intangible assets other than an immaterial license granted in the ordinary course of business;

         (h) notification that there has been a loss of or cancellation of a material order or contract by any of Qualix's customers;

         (i) any mortgage, pledge, transfer of a security interest in, or lien created by Qualix, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

         (j) any loans or guarantees made by Qualix to or for the benefit of its employees, officers, or directors, or any members of their immediate families, other than travel advances made in the ordinary course of its business;

         (k) any declaration, setting aside, or payment or other distribution in respect of any of Qualix capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by it;

         (l) any other event or condition of any character that would result in a Qualix Material Adverse Effect; or

         (m) any agreement or commitment by Qualix to do any of the things described in this Section 3.9.

     3.10 Returns. There are no material pending warranty claims against Qualix
          -------
or any of its products.

     3.11 Properties and Inventories.
          --------------------------

          (a) Qualix has good and marketable title to, valid leasehold interests in, or other rights to use all of the assets used in its operations or necessary for the conduct of its business, free and clear of any mortgages, pledges, security interests, licenses, encumbrances, restrictions, or adverse claims, except as disclosed in the notes to the Qualix Financials or as would not have a Qualix Material Adverse Effect and except for the lien of taxes not yet due and payable. All of the material assets reflected on Qualix's balance sheets as at June 30, 1996 are in good operating condition, normal wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used.

         (b) Since May 31, 1996, there has not occurred any transfer of title other than in the ordinary course of business, any abandonment, or any other material loss with respect to, any of Qualix's property, plant, or equipment.

         (c) The tangible personal property owned by Qualix and used in its business at the date hereof is in good operating condition and repair. The value of any fixed assets used in Qualix's business has not been written up or down, other than pursuant to depreciation or amortization expense in accordance with its historical practices.

     3.12 Insurance. Qualix maintains policies of insurance covering its assets,
          ---------
properties, and business in types and amounts customary for similarly-sized companies engaged in similar businesses. Qualix is in compliance with each of such policies such that none of the coverage provided under such policies has been invalidated. Section 3.12 of the Qualix Disclosure Schedule contains a description of all insurance policies currently in effect for Qualix.

     3.13 Purchase, Sale and Other Agreements.
          ------------------------------------

          (a) Each following agreement, commitment, understanding, or arrangement, oral or written, to which Qualix or Subsidiary is a party or subject is referred to herein as a "Qualix Material Agreement":

              (i) agreement for the purchase of inventory, supplies, equipment, or other real or personal property, or the procurement of services, except individual purchase orders or aggregate purchase orders to a single vendor involving payments of less than $25,000;

              (ii) lease or ownership of equipment, machinery, or other personal property involving aggregate annual payments in excess of $25,000;

              (iii) agreement for the sale or lease of products or furnishing of its services except individual purchase orders or aggregate purchase orders from a single customer, involving payments of less than $25,000;

              (iv) joint venture, partnership, or other contract or arrangement involving the sharing of profits;

              (v) agreement relating to the purchase or acquisition, by merger or otherwise, of a significant portion of its business, assets, or securities by any other person or of any other person by it other than as contemplated herein;

              (vi) agreement containing a covenant or covenants which purport to limit its ability or right to engage in any lawful business activity or compete with any person or entity;

              (vii) agreement presently-in effect pursuant to which it has appointed any organization or person to act as its OEM, distributor, reseller or sales agent or pursuant to which it has been appointed an OEM distributor or sales agent by any third party;

              (viii) agreement with any of its officers, directors or holders of more than 5% of the outstanding Qualix Capital Stock, other than stock option or stock purchase plans or agreements, proprietary information agreements, or employment agreements or commitments that are terminable by Qualix without any liability or cost (including any liability for severance or separation payments);

              (ix) agreement for the license of any patent, copyright, trade secret, or other proprietary right to or from Qualix, or indemnification by it with respect to infringements of proprietary rights;

              (x) agreements involving payments to or obligations of it not otherwise described in this Section 3.13 in excess of $25,000;

              (xi)   agreements of indebtedness or capital equipment leases; or

              (xii)  powers of attorney.

          (b) To the best of Qualix's knowledge after due inquiry, Qualix is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation. No party to any such contract, agreement, or arrangement intends to cancel, withdraw, modify, or amend such agreement or arrangement or return a product for reimbursement or discontinue any provision of agreed upon services.

          (c) Qualix has performed all material obligations required to be performed by it on or prior to the date hereof under each contract, obligation, commitment, agreement, undertaking, arrangement or lease referred to in this Agreement, any Exhibit hereto, or the Qualix Disclosure Schedule and, to the best of its knowledge after due inquiry, it is not in material default, breach, or violation thereunder, or under any other agreements, and is not aware of any facts from which it should reasonably conclude that it will not be able to perform all material obligations required to be performed by it subsequent to the date hereof under each such agreement, except for such defaults, breaches, or violations under such instruments or obligations that would or could not have a Qualix Material Adverse Effect.

     3.14 Qualix's Intellectual Property Rights.
          --------------------------------------

          (a) Section 3.14 of the Qualix Disclosure Schedule sets forth all of Qualix's patents, patent applications, and registered trademarks and copyrights. Qualix has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, and proprietary rights and processes (collectively, "Qualix Intellectual Property") necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is it bound by or a party to any options, licenses, or agreements of any kind with respect to the intellectual property rights of any other person or entity. Qualix has not received any communications nor is it aware of any entity alleging that it has violated or, by conducting its business as proposed, would violate any intellectual property rights of any other person or entity. Qualix is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Qualix or that would conflict with Qualix's business as proposed to be conducted. Neither the execution nor delivery of the Qualix Agreements, nor the carrying on of Qualix's business by its employees, nor the conduct of its business as proposed, will, to the best of its knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

          (b) Qualix is not making use of any patentable or unpatentable invention or any confidential information in which any of its present or, to its actual knowledge, past employees, has claimed a proprietary interest; and Qualix is not actually aware of any facts that would give rise to such a claim.

     3.15 Employees and Employee Benefit Plans.
          -------------------------------------

          (a) Except as set forth in Section 3.15 of the Qualix Disclosure Schedule, Qualix is not a party to any pension, retirement, profit sharing, savings, bonus, incentive, deferred compensation, group health plan (whether insured or self-funded), disability or group life insurance plan or obligation, employee welfare benefit plan, or to any collective bargaining agreement or other agreement, written or oral, with any trade or labor union, employees' association or similar organization. Qualix is not a party to, nor has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (b) There are no strikes or labor disputes pending or threatened by, or, to the best of Qualix's knowledge, any attempts at union organization of any of its employees. No employee or group of employees whose continued services are material to Qualix's business as presently conducted and as intended to be conducted has terminated employment and, to the best of Qualix's knowledge, there is none that intends to do so.

          (c) The employment of each of Qualix's employees, including employees of subsidiaries of Qualix, is "at will" employment. Qualix has no obligations
(i) to provide any particular form or period of notice prior to termination, or
(ii) to pay any of such employees any severance or similar obligations in connection with termination of employment or service provision or in connection with the Merger. Qualix does not owe and has not accrued any bonuses or vacation pay or retirement benefits to any service provider or former service provider, other than as set forth on the payroll records delivered by Qualix to Octopus.

          (d) Qualix has not violated any of the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") applicable to its employees.

     3.16 Environmental and Safety Laws. Qualix is not in violation of any
          -----------------------------
applicable statute, law, or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

     3.17 Compliance with Laws. The business and operations of Qualix are in
          --------------------
compliance with all federal, state, local, and county laws, ordinances, regulations, judgments, orders, decrees, or rules of any court, arbitrator, or governmental, regulatory, or administrative agency or entity, except where the failure to so comply would not have a Qualix Material Adverse Effect. Qualix has all valid and current permits, licenses, orders, authorizations, registrations, approvals, and other analogous instruments (and each is in full force and effect), and Qualix has made all filings and registrations and the like necessary or required by law to conduct its business, except where the failure to maintain such permits and other instruments or to make such filings and registrations would not have a Qualix Material Adverse Effect. Qualix has not received any governmental notice within two years of the date hereof of any violation by Qualix of any such laws, rules, regulations, or orders. Qualix is not in material default or material noncompliance under any such permits, consents, or similar instruments which default or noncompliance would have a Qualix Material Adverse Effect. Copies of all such written licenses, permits and approvals have been provided to Octopus.

     3.18 Proprietary Information and Inventions and Confidentiality Agreements.
          ---------------------------------------------------------------------
Each current and past employee and officer of Qualix, and each current and past consultant and service provider to Qualix with access to Qualix Intellectual Property, has executed a proprietary information and inventions and confidentiality agreement in the form provided to counsel to Octopus. Qualix is not aware that any of such persons is in violation thereof.

     3.19 Absence of Litigation. Neither Qualix nor, to the best of its
          ---------------------
knowledge, any of its officers or directors is engaged in, or has received any threat of, any litigation, arbitration, investigation, or other proceeding relating to Qualix, its employee benefit plans, property, Intellectual Property, business, assets, licenses, permits, or goodwill, or against or affecting the Merger or the actions taken or contemplated in connection therewith, nor, to the best of its knowledge, is there any reasonable basis therefor. There is no action, suit, proceeding, or investigation pending or threatened against Qualix that questions the validity of the Qualix Agreements or the right of Qualix to enter into the Qualix Agreements or to consummate the transactions contemplated hereby or thereby or which might result in any adverse change in the assets, conditions, or properties of Qualix. There is no action, suit, proceeding, or investigation by Qualix currently pending or which it currently intends to initiate. Neither Qualix nor, to the best of its knowledge, any of its officers or directors is bound by any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person which would or could have a Qualix Material Adverse Effect.

     3.20 No Brokers. Except as disclosed in the Qualix Disclosure Schedule,
          ----------
Qualix is not obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation, or execution of this Agreement or the Articles of Merger or in connection with any transactions contemplated hereby or thereby.

     3.21 Accuracy of Documents and Information. The copies of all instruments,
          -------------------------------------
agreements, other documents and written information delivered by Qualix to Octopus or its counsel are and will be complete and correct in all material respects as of the date of delivery thereof. No representations or warranties made by Qualix in this Agreement, nor any document, written information, statement, financial statement, certificate, or exhibit prepared and furnished or to be prepared and furnished by Qualix or its representatives to Octopus, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

     3.22 Taxes.
          ------

          (a) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of Qualix or any of its Subsidiaries (collectively, the "Qualix Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown due thereon on or before the Effective Time have been or will be paid on or before such date. The May 31, 1996 balance sheet included in the Qualix Interim Financials (i) fully accrues all actual and contingent liabilities for Taxes with respect to all periods through May 31, 1996 and Qualix and its Subsidiaries have not and will not incur any Tax liability in excess of the amount reflected on such balance sheet with respect to such periods, and (ii) properly accrues in accordance with GAAP all liabilities for Taxes payable after May 31, 1996 with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Qualix Audited Financials and Qualix Interim Financials relating to Tax matters is true, complete and accurate in all material respects.

          (b) No material Tax liability since May 31, 1996 has been incurred other than in the ordinary course of business and adequate provision has been made for all Taxes since that date in accordance with GAAP on at least a quarterly basis. Qualix and its Subsidiaries have withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld. All Qualix Returns filed with respect to Taxable years of Qualix and its Subsidiaries through the Taxable year ended June 30, 1995 in the case of the United States, have been examined and closed or are Qualix Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Neither Qualix nor any of its Subsidiaries (or any member of any affiliated or combined group of which Qualix or any of its Subsidiaries has been a member) has granted any extension or waiver of the limitation period applicable to any Qualix Returns.

          (c) There is no material claim, audit, action, suit, proceeding, or investigation now pending or (to the best knowledge of Qualix or any of its Subsidiaries) threatened against or with respect to Qualix or any of its Subsidiaries in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax Authority has been received by Qualix or any of its Subsidiaries, and there are no liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to Qualix or any of its Subsidiaries, materially and adversely affect the liability of Qualix or any of its Subsidiaries for Taxes. Neither Qualix nor any of its Subsidiaries, nor any other person on behalf of Qualix or any of its Subsidiaries, (i) has entered into nor will it enter into any agreement or consent pursuant to Section 341(f) of the Code (or any corresponding provision of state, local or Foreign Income Tax law) or (ii) has filed and an election to be treated as an S corporation pursuant to Section 1362 of the Code or any corresponding provision of state law. There are no liens for Taxes upon the assets of Qualix or any of its Subsidiaries except liens for current Taxes not yet due. Except as may be required as a result of the Merger, neither Qualix nor any of its Subsidiaries has been or will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing. Neither Qualix nor any of its subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (d) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of Qualix or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G of the Code. Other than pursuant to this Agreement, neither Qualix nor any or its subsidiaries is a party to or bound by (or will prior to the Effective Date become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Qualix and its Subsidiaries. None of the assets of Qualix or any of its Subsidiaries (i) is property that Qualix or any of its Subsidiaries is required to treat as owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code or (iii) is "tax exempt use property" within the meaning of Section 168(h) of the Code. Neither Qualix nor any of its Subsidiaries has participated in (or will prior to the Effective Date participate in) an international boycott within the meaning of Section 999 of the Code. Qualix and its Subsidiaries have heretofore provided or made available to Qualix true and correct copies of all material Tax Returns, and, as reasonably requested by Qualix prior to or following the date hereof, information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.

          (e) The Qualix Disclosure Schedule lists (i) any intercompany transfer pricing agreements or other arrangements that have been established by Qualix or any of its Subsidiaries in any foreign jurisdiction, (ii) the date, if any, that Qualix has made a "waters edge election" pursuant to California Revenue and Taxation Code Section 25110 and (iii) the periods, if any, that Qualix has been subject to the reporting requirements of Section 6038A of the Code.

     3.23 Compliance with Instruments. Neither Qualix nor Subsidiary is in
          ---------------------------
violation of or conflict with, breach of or in default under (either with the giving of notice or the passage of time or both) any term or provision of the current Amended and Restated Certificate of Incorporation and Bylaws of Qualix and the Certificate of Incorporation and Bylaws of Subsidiary, or any agreement, arrangement, contract, lease or other instrument to which either entity or the properties of either entity is or may be subject, which conflict, breach or default is reasonably likely to cause a Qualix Material Adverse Effect.

                                  ARTICLE IV

                        COVENANTS OF OCTOPUS AND QUALIX

     Each of Octopus, and Qualix, as the case may be, covenants and agrees as follows:

     4.1  Maintenance of Business.
          ------------------------

          (a) During the period from the date hereof to the Effective Time, each of Qualix and Octopus shall carry on and use their best efforts to preserve their respective businesses, goodwill, and relationships with customers, suppliers, officers, employees, agents, and others in substantially the same manner as such Company did prior to the date hereof. Each of Qualix and Octopus will use their best efforts to keep and maintain the existing favorable business relationship with each of their respective customers, suppliers, and officers, employees, and agents. If either company becomes aware of a deterioration in a relationship with any customer, supplier, or officer, employee, or agent which is material to such company's business or prospects, it will promptly bring such information to the attention of the other and will use its best efforts to restore such relationship.

          (b) Octopus and Qualix each agree to advise the other of any material operating decisions (including, without limitation, proposed employee hiring, layoff, and termination decisions). Notwithstanding the foregoing, each of Octopus and Qualix acknowledges that such operating decisions shall be made independently and the company making such decisions shall be solely responsible for their implementation, consequences and liabilities, if any.

     4.2  Absence of Certain Chances. Prior to the Closing, except as expressly
          --------------------------
permitted or contemplated hereby, Octopus and Qualix shall not, without each other's prior written consent (which consent shall not be unreasonably withheld):

          (a) incur any additional indebtedness for money borrowed or guarantee any indebtedness or obligation of any other party;

          (b) set aside or pay any dividend or distribution of assets to, or repurchase (other than repurchases at the original purchase price of employee shares pursuant to the terms of the purchase agreement under which such shares were originally purchased) any of its stock from, any of its stockholders.

          (c) issue or grant any capital stock (other than upon exercise of outstanding stock options or warrants prior to their stated maturity or upon conversion of any outstanding shares of preferred stock) or securities convertible into capital stock, or grant or issue any options, warrants, or rights to subscribe for capital stock or securities convertible into capital stock, except the grant of options to purchase its Common Stock, consistent with prior practice, under preexisting employee stock plans;

          (d) enter into any employment or consulting agreement or arrangement providing to any employee or consultant severance benefits or other post-termination payments or benefits;

          (e) increase the compensation payable or to become payable to any of its officers, employees, or consultants above the amount payable as of the date hereof, other than normal increases consistent with historical practice in the ordinary course of business, or, other than as contemplated hereby, adopt or amend any employee benefit plan or arrangement;

          (f) acquire or dispose of any material properties or assets used in its business except in the ordinary course of business;

          (g) waive any statute of limitations so as to extend any tax or other liability;

          (h) permit any material change in the manner in which its books and records are maintained;

          (i) create or suffer to be imposed any lien, mortgage, security interest, or other charge on or against its properties or assets;

          (j) enter into, amend, or terminate any lease of real or personal property otherwise than in the ordinary course of business;

          (k) amend its Articles of Incorporation or Bylaws, except as may be contemplated hereby;

          (l) engage in any activities or transactions outside the ordinary course of its business as conducted at the date hereof;

          (m) make any material amendments or changes in any of such company's Material Agreements; or

          (n) accelerate the vesting of any employee stock benefit (including vesting under stock purchase agreements or exercisability of stock options).

     4.3 Actions Contrary to Stated Intent. No action will be taken by either
         ---------------------------------
Qualix or Octopus before or after the Merger that would, to the knowledge of such party, prevent the Merger from qualifying (i) as a tax-free reorganization under Section 368(a) of the Code or (ii) to the knowledge of such party, for pooling-of-interests treatment under GAAP.

     4.4 Access to Information; Confidentiality.
         ---------------------------------------

         (a) Each of Qualix and Octopus will give to each other party and their respective accountants, legal counsel, and other representatives full access, during normal business hours throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating to its business, assets and liabilities, and each party will furnish to the other party, their respective accountants, legal counsel and other representatives during such period all such information concerning its affairs as the other may reasonably request; provided, that any furnishing of such information pursuant hereto or any investigation by each party hereto shall not affect such party's right to rely on the representations, warranties, agreements and covenants made by the other party in this Agreement.

         (b) All information exchanged pursuant hereto shall be subject to the terms of the Confidentiality Agreement by and between Qualix and Octopus dated as of June 30, 1996, the terms of which are incorporated herein by reference. If this Agreement is terminated pursuant to Article VII, upon written request, the parties will return or destroy all writings, documents, and materials containing information exchanged in connection with each party's evaluation of the Merger and confirm in writing that such materials have in no way been reproduced or copied.

     4.5 No Solicitation. Each party agrees that during the term of this
         ---------------
Agreement it shall not, directly, or indirectly, through any officer, director, agent or otherwise, (i) solicit, initiate or encourage submission of proposals or offers from any person relating to (x) any acquisition or purchase of all or substantially all of the assets of, or any equity interest in, such party or any merger, consolidation, business combination or similar transaction with such party, or (y) any other material transaction incompatible with the transactions contemplated by this Agreement, or (ii) participate in any discussions or negotiations regarding, furnish to any other person any confidential information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. In the event either party during the term of this Agreement receives from any third party any offer or indication of interest regarding any of the transactions referred to in the foregoing sentence, or any request for information about such party with respect to any of the foregoing, then the material terms of each such offer, indication of interest, or request shall be communicated promptly to the other party.

     4.6 Octopus Stockholder Approval. Octopus and its officers and directors
         ----------------------------
shall, at the earliest practicable date after the date hereof, submit this Agreement and the Merger Agreement to the Octopus stockholders for their approval, either at a meeting or by written consent in accordance with Pennsylvania Law and the Octopus Articles. Such submission shall be accompanied by a recommendation for such stockholder approval by the members of the Board of Directors of Octopus without any vote by any Director against such recommendation.

     4.7 Qualix Stockholder Approval. Qualix and its officers and directors
         ---------------------------
shall, at the earliest practicable date after the date hereof, submit this Agreement to the Qualix stockholders for their approval, either at a meeting or by written consent in accordance with applicable Delaware Law and California Law and the current Qualix Amended and Restated Certificate of Incorporation. Such submission shall be accompanied by a recommendation for such stockholder approval by the members of the Board of Directors of Qualix without any vote by any Director against such recommendation.

     4.8 Consents. Each of Octopus, Qualix and Subsidiary shall use its best
         --------
efforts to obtain any consents and approvals of, or effect the notification of or filing with, each person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the Merger and the transactions contemplated hereby and to enable the surviving corporation to conduct and operate the businesses of Octopus and Qualix substantially as presently conducted.

   4.9 Efforts to Consummate. Subject to the terms and conditions herein
       ---------------------
provided, Octopus and Qualix shall each do or cause to be done all such acts and things as may be necessary, proper, or advisable, consistent with all applicable laws and regulations, to consummate and make effective the transactions contemplated hereby as soon as reasonably practicable.

     4.10 Public Announcements. Except as required by law, each party will
          --------------------
consult in advance with the other concerning the timing and content of any announcements, press releases and public statements concerning the transactions contemplated by this Agreement and will not make any such announcement, release or statement without the other's consent, such consent not to be unreasonably withheld or delayed.

     4.11 Employment Agreements. On or before the Closing, Qualix shall offer to
          ---------------------
enter into employment and non-competition agreements with each of the following individuals: Dave Crocker, Alan Rabinovich, Ken Galipeau and Frank Serafin (the "Key Employees"). Such agreements shall be substantially in the form attached hereto as Exhibit 4.11A (the "Employment and Non-Competition Agreements") with
          -------------
the compensation terms set forth on Exhibit 4.11B.
                                    -------------

     4.12 Qualix Certificate. Qualix shall adopt and file with the Delaware
          ------------------
Secretary of State on or before the Closing the Qualix Certificate. Within three
(3) business days after the date hereof, Octopus shall furnish Qualix with any changes it has on the Qualix Certificate. If Qualix does not agree to any such requested changes within three (3) business days thereafter, either Octopus or Qualix may terminate this Agreement.

     4.13 Fairness Hearing
          ----------------

          (a) Qualix has, or as promptly as practicable after execution hereof will have to the extent required, filed (i) a permit application under Section 25121 of California Law with the California Commissioner of Corporations (the "Commissioner") and (ii) a request for a hearing to be held by the Commissioner to consider the terms, conditions and fairness of the transactions contemplated by this Agreement and the Merger Agreement pursuant to Section 25142 of California Law ("Fairness Hearing"). As soon as permitted by the Commissioner, Qualix shall cause the mailing of the hearing notice to all holders of securities entitled to receive such notice pursuant to the requirements of the rules of the Commissioner and California Law. Octopus shall furnish to Qualix such data and information as is reasonably necessary for Qualix's preparation and filing of the permit application, the request for the hearing and the hearing notice.

         (b) Qualix will use commercially reasonable efforts to qualify the Qualix Capital Stock to be issued pursuant to the Merger and the Exchange under the securities or "blue sky" laws of every jurisdiction in which such qualification is reasonably required.


     4.14 Octopus Proprietary Information and Invention Agreements. Within five
          --------------------------------------------------------
(5) business days after the date hereof, Octopus shall deliver to Qualix a list of all current and former employees and consultants of Octopus, indicating the period over which they worked for Octopus, and copies of all proprietary information and invention agreements with such individuals that have executed such agreements. Octopus shall use commercially reasonable efforts to obtain proprietary information and invention agreements with any current and former employees or consultants of Octopus who have not previously signed such agreements with Octopus.

     4.15 Disclosure Schedules. Octopus and Qualix shall furnish any comments
          --------------------
they have on the other's Disclosure Schedules within two (2) business days after the date hereof. Each of Octopus and Qualix may terminate this Agreement if they are not satisfied with the other party's Disclosure Schedule within five (5) business days after the date hereof.

                                   ARTICLE V

                         CONDITIONS TO OBLIGATIONS OF
                        QUALIX, SUBSIDIARY AND OCTOPUS

     The obligations of Qualix, Subsidiary, and Octopus to consummate the transactions contemplated hereby are subject to satisfaction of each of the following conditions prior to the Closing (unless expressly waived in writing by each of Qualix and Octopus:

     5.1 Consents and Approvals. The parties hereto shall have obtained all
         ----------------------
consents and approvals of stockholders and third parties (including governmental authorities and under foreign state securities laws and including all required consents from third parties relating to contracts, licenses, leases and other instruments necessary to effect the assignment to the Surviving Corporation of all Octopus Material Agreements, or to avoid the termination of such agreements or loss of any rights thereunder) required to consummate the transactions contemplated by this Agreement and the Articles of Merger.

     5.2 No Actions. Consummation of the transactions contemplated by this
         ----------
Agreement and the Articles of Merger shall not violate any order, decree, or judgment of any court or governmental body having jurisdiction.

     5.3 Proceedings and Documents. All corporate and other proceedings in
         -------------------------
connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to Qualix and Octopus and their respective counsel, and each of Qualix and Octopus shall have received all such counterpart originals or certified or other copies of such documents as each may reasonably request.

     5.4 Pooling Treatment. Qualix shall have received from Deloitte & Touche an
         -----------------
opinion that the Merger will be treated as a pooling-of-interests under GAAP.

     5.5 Fairness Hearing. The Commissioner of Corporations for the State of
         ----------------
California shall have approved the terms and conditions of the transactions contemplated by this Agreement and the Articles of Merger and the fairness of such terms and conditions pursuant to Section 25142 of the California Statute following a Fairness Hearing and shall have issued a Permit under Section 25121 of the California Statute for the issuance of (i) the Qualix Capital Stock to be issued in the Merger, and (ii) the Qualix Capital Stock issuable on exercise of the Octopus Options and Octopus Warrants to be assumed by Qualix.

     5.6 Dissenters. The holders of not more than five percent (5%) (on an as-
         ----------
converted basis) of the Octopus Capital Stock shall have exercised and perfected their rights of appraisal as dissenting stockholders pursuant to Pennsylvania Law, California Law or Delaware Law, as the case may be.

     5.7 Affiliate and Continuity of Interest Letters. Each Affiliate shall have executed an Affiliate and Continuity of Interest Letter.

     5.8 Qualix Certificate of Incorporation. Qualix shall have adopted and
         -----------------------------------
filed with the Secretary of State of the State of Delaware the Qualix
Certificate.

     5.9 Directors. Charles L. Minter shall have been elected a director of
         ---------
Qualix.

     5.10 FIRPTA Certificates. Octopus shall have delivered to Qualix FIRPTA
          -------------------
Certificates in a form satisfactory to Qualix' counsel.


                                  ARTICLE VI

                ADDITIONAL CONDITIONS TO OBLIGATIONS OF QUALIX

     The obligations of Qualix to consummate the transactions contemplated hereby are subject to satisfaction of each of the following conditions prior to the closing (unless expressly waived in writing by Qualix):

     6.1 Representations, Warranties, and Agreements. All representations and
         -------------------------------------------
warranties made herein by Octopus shall be true, accurate, and correct in all material respects, subject to the Octopus Disclosure Schedule, as of the date made and as if made as of the Closing, all obligations required to be performed hereunder by Qualix shall have been performed in all material respects.

     6.2 Certificate. Qualix shall have received at the Closing a certificate,
         -----------
dated as of the Closing and executed by Octopus's President and Chief Financial Officer, to the effect that the conditions set forth in Section 6.1 shall have been satisfied.

     6.3 Opinion of Counsel. Qualix shall have received at the Closing the
         ------------------
opinion of Stark & Stark counsel to Octopus, in substantially the form attached hereto as Exhibit 6.3.
          -----------

     6.4 Proceedings and Documents. All corporate and other proceedings taken by
         -------------------------
Octopus in connection with the transactions contemplated hereby and all documents and instruments of Octopus incident to such transactions shall be in form and substance reasonably satisfactory to Qualix and its counsel.

     6.5 Employment and Non-Competition Agreements. Qualix shall have received a
         -----------------------------------------
duly executed Employment and Non-Competition Agreement from each of the Key Employees.

     6.6 Escrow Agreement. The Escrow Agreement shall have been entered into by
         ----------------
each of Qualix, Octopus and the Octopus Representative (as such terms are defined in the Escrow Agreement).

     6.7 Opinion of Patent Counsel. Qualix shall have received an opinion from
         -------------------------
Pennie and Edmonds regarding the non-infringement of certain technologies.

     6.8 Capitalization. Qualix and its counsel shall have reviewed and be
         --------------
satisfied with the capitalization records of Octopus.

     6.9 Option Amendment Agreements. Qualix and its counsel shall have
         ---------------------------
reviewed, and Octopus shall have obtained, executed agreements of holders of options to purchase Common Stock issued since January 1, 1996 which agreements effectively amend such agreements to increase the exercise price therefor and forever waive all rights to receive accelerated vesting as a result of this acquisition.

     6.10 Delivery of Financial Statements. Octopus shall have delivered to
          --------------------------------
Qualix complete copies of its consolidated balance sheets as of December 31, 1994 and 1995 and the related statements of operations, statements of stockholders' equity and statements of cash flows for the years ended on each of December 31, 1994 and 1995 (collectively, the "Octopus Audited Financials") accompanied by the auditors' report of its independent certified public accountants. Octopus shall have delivered to Qualix an unaudited consolidated balance sheet as of June 30, 1996 and the related unaudited statements of operations, statements of stockholders' equity and statements of cash flows for the six (6) months then ended (the "Octopus Interim Financials"). The Octopus Financials shall be satisfactory to Qualix in the exercise of its sole discretion.

     6.11 Proprietary Information and Invention Agreements. Each current and
          ------------------------------------------------
former employee or consultant of Octopus shall have duly executed and delivered an proprietary information and invention agreement in a form reasonably satisfactory to Qualix to the extent Qualix reasonably determines as necessary to protect the Octopus Intellectual Property.

                                  ARTICLE VII

                ADDITIONAL CONDITIONS TO OBLIGATIONS OF OCTOPUS

     The obligations of Octopus to consummate the transactions contemplated hereby are subject to satisfaction of each of the following conditions prior to the Closing (unless expressly waived in writing by Octopus):

     7.1 Representations, Warranties, and Agreements. All representations and
         -------------------------------------------
warranties made herein by Qualix shall be true, accurate, and correct in all material respects, subject to the Qualix Disclosure Schedule, as of the date made and as if made as of the Closing, all obligations required to be performed hereunder by Qualix shall have been performed in all material respects.

     7.2 Certificate. Octopus shall have received at the Closing a certificate,
         -----------
dated as of the Closing and executed by Qualix's President and Chief Financial Officer, to the effect that the conditions set forth in Section 7.1 shall have been satisfied.

     7.3 Opinion of Counsel. Octopus shall have received at the Closing the
         ------------------
opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to Qualix, in substantially the form attached hereto as Exhibit 7.3.

     7.4 Proceedings and Documents. All corporate and other proceedings taken by
         -------------------------
Qualix in connection with the transactions contemplated hereby and all documents and instruments of Qualix incident to such transactions shall be in form and substance reasonably satisfactory to Octopus and its counsel.

     7.5 Employment and Non-Competition Agreements. Qualix shall have offered to
         -----------------------------------------
each Key Employee the opportunity to enter into an Employment and Non-Competition Agreement pursuant to Section 4.11


                                 ARTICLE VIII

                                   SURVIVAL

     8.1 Survival of Representations and Warranties. The representations and
         ------------------------------------------
warranties of Octopus contained in Sections 2.1, 2.2, 2.4, 2.5, 2.13(a) and 2.18, in this Agreement and of Qualix contained in Sections 3.1, 3.2, 3.4, 3.5 and 3.18 of this Agreement (including those in any related exhibit, schedule, or certificate referred to herein) (the "Representations and Warranties") shall survive the execution and delivery of this Agreement and the Closing until the earlier of (i) the one year anniversary of the Effective Time, (ii) the closing of Qualix's initial public offering of Qualix Common Stock, and (iii) the issuance of an audit report by Qualix's independent auditors covering any financial reporting period of Qualix ending after the Effective Time (the "Survival Date"), and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any such party of the

Representations and Warranties of any party contained in or made pursuant to this Agreement (including those of any related exhibit, schedule, or certificate referred to herein) shall terminate and be of no further force or effect upon the closing. The covenants and other agreements of the parties contained in this Agreement shall survive the Effective Time until they are otherwise terminated, whether by their terms or as a matter of applicable law.

     8.2 Octopus Indemnification. Pursuant to the Escrow Agreement, and subject
         -----------------------
to the terms and conditions thereof, Qualix shall be indemnified, defended, and held harmless from and against, and shall be reimbursed against and in respect of, any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, remedies, and penalties, including interest, penalties, and attorney's fees and expenses (collectively, "Losses") that Qualix shall incur or suffer and which arise from or are attributable to or by reason of or in connection with any breach or inaccuracy of any of the Representations and Warranties of Octopus or the failure by Octopus to perform any covenants or other agreements of Octopus contained in this Agreement. Notwithstanding anything herein to the contrary: (a) Qualix shall not have the right to be indemnified pursuant to Section 8 hereof unless and until it shall have incurred on a cumulative basis since the date of this Agreement aggregate Losses (as defined in the Escrow Agreement) in an amount not less than $50,000, whereupon the stockholders of Octopus shall be obligated to indemnify against all Losses in excess of such amount as provided herein; and (b) the remedies set forth in this Agreement and the Escrow Agreement shall be the sole remedies available to Qualix relating to the representations, warranties, agreements, or covenants made by Octopus in this Agreement, except in the case of willful misconduct or fraud. No investigation made by or on behalf of Qualix of Octopus, or any of its attorneys, accountants, advisors, or agents with respect to Qualix shall be deemed to affect such stockholder reliance on the representations, warranties, covenants, and agreements (including the indemnity) made by Octopus in this Agreement and shall not constitute or give rise to a waiver to such rights to indemnity.

     8.3 Qualix Indemnification. Pursuant to the Escrow Agreement, and subject
         -----------------------
to the terms and conditions thereof, stockholders of Octopus shall be indemnified, defended, and held harmless from and against, and shall be reimbursed against and in respect of, any and all Losses that stockholders of Octopus shall incur or suffer and which arise from or are attributable to or by reason of or in connection with any breach or inaccuracy of any of the Representations and Warranties of Qualix or the failure of Qualix to perform any covenants or other agreements of Qualix contained in this Agreement. Notwithstanding anything herein to the contrary: (a) the stockholders of Octopus shall not have the right to be indemnified pursuant to Section 8 hereof unless and until they shall have incurred on a cumulative basis since the date of this Agreement aggregate Losses (as defined in the Escrow Agreement) in an amount not less than $50,000, whereupon Qualix shall be obligated to indemnify against all Losses in excess of such amount as provided herein; and (b) the remedies set forth in this Agreement shall be the sole remedies available to the stockholders of Octopus relating to the representations, warranties, agreements, or covenants made by Qualix in this Agreement, except in the case of willful misconduct or fraud. No investigation made by or on behalf of the stockholders of Octopus, or any of its attorneys, accountants, advisors, or agents with respect to Octopus or the stockholders of Octopus shall be deemed to affect such stockholder reliance on the representations, warranties, covenants, and agreements (including the indemnity) made by Octopus in this Agreement and shall not constitute or give rise to a waiver to such rights to indemnity.

                                  ARTICLE IX

                                  TERMINATION

     9.1  Termination by Mutual Consent. At any time prior to the Closing, this
          -----------------------------
Agreement and the Articles of Merger may be terminated by express written consent of Qualix and Octopus, notwithstanding approval of the Merger by the stockholders of Qualix or Octopus.

     9.2  Termination by Octopus or Qualix. Octopus or Qualix shall each have
          --------------------------------
the right to terminate this Agreement and the Articles of Merger at any time prior to the Closing by delivery of written notice to the other if:

          (a) there has been an Qualix or Octopus Material Adverse Change since the date of the other party's Interim Financials in such other party's business, assets, financial condition, or prospects;

          (b) the other party has breached this Agreement in any material respect and has failed to cure such breach or breaches within ten (10) days of receiving written notice thereof from the nonbreaching party;

          (c) any representation or warranty made by the other party in this Agreement is false or inaccurate in any material respect or there is any material misrepresentation or omission by such other party;

          (d)  the Closing has not occurred within 90 days of the date hereof.

     9.3  Effect of Termination. In the event of termination as provided above,
          ----------------------
all parties hereto shall bear their own costs associated with this Agreement and all transactions mentioned herein and there shall be no obligation on the part of any party's officers, directors, or stockholders; provided, that (i) Sections 4.4(b), 4.10, 10.8, 10.9, and 10.10 shall survive such termination and continue in full force and effect, and (ii) any party hereto may bring an action for damages or enforcement against any other party hereto for breach of this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 Notices. Any notice given hereunder shall be in writing and shall be
          --------
deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by certified or registered mail, postage prepaid, as follows:

          (a) If to Qualix or Subsidiary:

                      Qualix Group, Inc.
                      1900 S. Norfolk Street, Suite 224
                      San Mateo, CA  94403
                      Attn:  Richard G. Thau
                      Facsimile:  (415) 572-1300

                      With a copy to:

                      Brooks Stough, Esq.
                      Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
                      600 Hansen Way, 2nd Floor
                      Palo Alto, CA  94304
                      Facsimile:  (415) 843-0314

                  (b) If to Octopus:

                      Octopus Technologies, Inc.
                      301 Oxford Valley Road, Suite 102A
                      Yardley, PA 19067
                      Attention:  David Crocker
                      Facsimile:  (215) 321-8755

                      With a copy to:

                      Michael P. Weiner, Esq.
                      Stark & Stark
                      P.O. Box 5315
                      Princeton, NJ  08543-5315
                      Facsimile:  (609) 896-0629

or to such other address as any party may have furnished in writing to the other parties in the manner provided above.

     10.2 Entire Agreement; Modifications; Waiver. This Agreement constitutes
          ---------------------------------------
the final, exclusive, and complete understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and discussions with respect thereto. No variation or modification of this Agreement or the Articles of Merger and no waiver of any provision or condition hereof or thereof, or granting of any consent contemplated hereby, shall be valid unless in writing and signed by the party against whom enforcement of any such variation, modification, waiver, or consent as sought.

     10.3 Captions. The captions in this Agreement are for convenience only and
          ---------
shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     10.4  Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

     10.5  Successors and Assigns. No party may, without the prior express
           ----------------------
written consent of each other party, assign this Agreement in whole or in part. This Agreement shall be binding upon the inure to the benefit of the respective successors and permitted assigns of the parties hereto.

     10.6  Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California as applied to contracts between California residents made and to be performed entirely within the State of California.

     10.7  Further Assurances. At the request of any of the parties hereto, and
           ------------------
without further consideration, the other parties agree to execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the Merger as provided hereby.

     10.8  Each Party to Bear Own Costs. Subject to Article VI, each of the
           ----------------------------
parties shall pay all costs and expenses incurred by it in negotiating and preparing this Agreement and the Articles of Merger and in closing and carrying out the transactions contemplated by this Agreement and the Articles of Merger.

     10.9  Attorneys' Fees. In the event of any suit or other proceeding to
           ---------------
construe or enforce any provision of this Agreement or any other agreement to be entered into pursuant hereto, or otherwise in connection with this Agreement, the prevailing party's or parties' reasonable attorneys' fees and costs (in addition to all other amounts and relief to which such party or parties may be entitled) shall be paid by the other party or parties.

     10.10 Nonsolicitation. If the transaction contemplated herein is not
           ---------------
consummated, Qualix and Octopus each agrees not to solicit for employment any personnel employed by the other prior to June 30, 1996, without the other party's prior written consent.

     10.11 Transfer of Octopus Books and Assets. Octopus agrees, at any time
           ------------------------------------
after the Closing, upon the request of Qualix, to do, execute, acknowledge, and deliver or to cause to be done, executed, acknowledged, and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be required for assigning, transferring, conveying, and confirming to Qualix, or to its successors and assigns, or for the aiding, assisting, collecting, and reducing to possession of any or all of the books, records, and assets of Octopus.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.


                              QUALIX GROUP, INC.


                              By: ______________________________________________
                                  Richard G. Thau, Chief Executive Officer




                              QUALIX SUBSIDIARY, INC.


                              By: ______________________________________________
                                  Richard G. Thau, Chief Executive Officer




                              OCTOPUS TECHNOLOGIES, INC.


                              By: ______________________________________________
                                  David Crocker, President

                                                                   Exhibit 1.12A
                                                                   -------------

                         List of Octopus Stockholders
                         ----------------------------

                                                                   Exhibit 1.12B
                                                                   -------------

                             Stockholder Agreement
                             ---------------------

Qualix Group, Inc.
1900 S. Norfolk Street, Suite 224
San Mateo, CA  94403

Attention:  Mr. Richard G. Thau, President
            and Chief Executive Officer

          The undersigned, a stockholder of Octopus Technologies, Inc., a Pennsylvania corporation ("Company"), understands that the Company has entered into an Agreement and Plan of Reorganization dated July 14, 1997 with Qualix Group, Inc., a Delaware corporation ("Qualix") and a wholly-owned subsidiary of Qualix ("Reorganization Agreement") with respect to a possible Merger of the Company as provided therein ("Merger").

          In order to induce Qualix to enter into the Agreement and to consummate the Merger, the undersigned agrees as follows:

               (1) The undersigned has reviewed and approves of the terms of the Merger as set forth in the Agreement.

               (2) The undersigned agrees not to directly or indirectly (i) solicit, initiate or encourage submission of proposals or offers from any person relating to (x) any acquisition or purchase of all or substantially all of the assets of, or any equity interest in the Company, or any merger, consolidation, business combination or similar transaction with the Company or (y) any other transaction incompatible with the Acquisition (including, without limitation, a joint venture or other similar transaction), (ii) participate in any discussions or negotiations regarding, or furnish to any other person any confidential information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage, any effort or attempt by the undersigned or any other person to do or seek any of the foregoing. The undersigned will promptly notify Qualix if it shall receive any indications of interest of offer or request for information with respect to any of the foregoing.

               (3) The undersigned agrees to vote all shares of the Company's stock owned beneficially or of record by the undersigned ("Voting Shares"), whether voting at a stockholder's meeting or by written consent, for approval of the Merger, the Agreement and any related corporate actions on terms conforming in all material respects to the Agreement and against any corporate act in which, in the reasonable judgment of Qualix, would violate, frustrate the purpose of, prevent or delay consummation of such Merger.

               (4) The undersigned agrees to maintain in strictest confidence information about the Merger and the Agreement, including information about the existence of this agreement and the Merger, and not to disclose any such information without your prior written approval.

               (5) If the undersigned is determined by the Company to be one of its affiliates, the undersigned will not sell, either publicly or privately, assign, transfer, convey, encumber or dispose of, directly or indirectly, or otherwise reduce the undersigned's risk relative to, the shares of Qualix Common Stock which the undersigned will receive in exchange for the undersigned's shares of Common Stock or Preferred Stock of the Company, until such time as Qualix has publicly announced financial results covering at least thirty (30) days of post-closing combined operations of Qualix and the Company.

               (6) The undersigned has no present intent or plan to engage in a sale, exchange, transfer, reduction of risk of ownership or indirect disposition of the shares of Qualix Common Stock which it will receive in connection with the Merger and is not aware of other shareholders of the company who have such a present intent to dispose of shares of Qualix aggregating greater than 50% of the number of shares of Qualix to be issued in connection with the Merger.

               (7) The undersigned understands that the Qualix Common Stock to be issued in the Merger will not be registered under the Securities Act of 1933. If the Merger is completed, the undersigned will acquire Qualix Common Stock in the transaction for the undersigned's own account and without a view to the distribution thereof.

               (8) The undersigned will execute such other documents as are ordinary and necessary in connection with the Merger, including confirmation of any of the above agreements.

               (9) The obligations of the undersigned hereunder shall attach to and be binding upon any person or entity to whom legal or beneficial ownership of the undersigned's Voting Shares shall pass by operation of law or otherwise.

          This Letter Agreement shall terminate and be of no force and effect on the date the Merger is consummated or the Reorganization Agreement is terminated pursuant to its terms.

                              Very truly yours,


                              _____________________________________________
                              Print Name:


                              By: _________________________________________
                              Title: ______________________________________



Acknowledged and Agreed To:


QUALIX GROUP, INC.





By: ___________________________________________
    Bruce C. Felt, Jr., Chief Financial Officer

                                                                   Exhibit 4.11B
                                                                   -------------

                        PROPOSED COMPENSATION PACKAGES
                        ------------------------------

                                    BONUS                     STOCK
                        BASE     OPPORTUNITY*      TOTAL     OPTIONS**
                      --------   -----------      --------   ---------
Dave Crocker*         $150,000      $150,000      $300,000     100,000

Alan Rabinovich*      $110,000      $ 65,000      $175,000      25,000

Ken Galipeau*         $150,000      $ 75,000      $225,000      25,000

Frank Serafin*        $100,000      $ 10,000      $110,000      25,000

Others                                                          25,000

_________________________________
*   Bonus plan to be approved by Qualix Board of Directors
** Standard terms and conditions under Qualix Option Plan. Exercise price equal to fair market value on date of grant.